UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024 (May 16, 2024)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

ATI Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2024. As disclosed in the Company’s proxy materials for the Annual Meeting, the following proposals were considered and voted upon at the Annual Meeting: (1) the election of four directors for three-year terms expiring in 2027; (2) an advisory vote regarding the compensation paid to the Company’s named executive officers in 2023; and (3) ratification of the appointment of Ernst & Young LLP as independent auditors for the Company’s 2024 fiscal year. Voting results for each such matter are provided below.

1.	Election of four Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Herbert J. Carlisle	104,450,838	5,949,780	7,484,907
David P. Hess	101,101,599	9,299,019	7,484,907
Marianne Kah	108,705,352	1,695,265	7,484,907
Ruby Sharma	108,730,500	1,670,117	7,484,907

2.	Advisory vote regarding the 2023 compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
109,066,034	1,172,601	161,981	7,484,907

3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2024:

FOR	AGAINST	ABSTAIN
115,326,554	2,471,320	87,650

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/ Vaishali S. Bhatia
Vaishali S. Bhatia
Senior Vice President, General Counsel and Chief Compliance Officer

Dated: May 20, 2024